EXHIBIT 21
                                                                      ----------
             CHIQUITA BRANDS INTERNATIONAL, INC.

                         SUBSIDIARIES

   As of March 29, 1999, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

                                                 Percent of
                                                 Voting Securities
                                    Organized    Owned by
                                    Under Laws of Immediate Parent
                                    ------------- ------------------
Chiquita Brands, Inc.                Delaware     100%
  American Produce Company           Delaware     100%
  California Day-Fresh Foods, Inc.   California   100%
  Caribbean Enterprises, Inc.        Delaware     100%
    Great White Fleet Ltd.           Bermuda      100%
      BVS Ltd.                       Bermuda      100%
      CDV Ltd.                       Bermuda      100%
      CDY Ltd.                       Bermuda      100%
      CRH Shipping Ltd.              Bermuda      100%
      Danfund Ltd.                   Bermuda      100%
      Danop Ltd.                     Bermuda      100%
      DSF Ltd.                       Bermuda      100%
      GPH Ltd.                       Bermuda      100%
      Great White Fleet (US) Ltd.    Bermuda      100%
      NCV Ltd.                       Bermuda      100%
      Norvel Ltd.                    Bermuda      100%
  Chiquita Brands Company,
  North America                      Delaware     100%
    CB Containers, Inc.              Delaware     100%
    OV Containers, Inc.              Delaware     100%
  Chiquita Citrus Packers, Inc.      Delaware      80%
  Chiquita Banana Company B.V.       Netherlands  100%
    Chiquita Italia, S.p.A.          Italy        100%
    Chiquita Finland Oy              Finland      100%
    Chiquita Norge AS                Norway       100%
    Chiquita Tropical Fruit
    Company B.V.                     Netherlands  100%
  Chiquita Frupac Inc.               Delaware     100%
  Chiquita Gulf Citrus, Inc.         Delaware     100%
  Chiquita International Trading
  Company                            Delaware     100%
    Chiquita Far East Holdings B.V.  Netherlands  100%
      Chiquita Brands South Pacific
      Limited                        Australia     77%
         CBSP Pty. Ltd.              Australia    100%
             Chiquita Mushrooms
             Holdings Pty Ltd        Australia    100%
    Chiquita International Limited   Bermuda      100%
    M.M. Holding Ltd.                Bermuda      100%
  Chiquita Tropical Products Company Delaware     100%
  Chiriqui Land Company              Delaware     100%
  Compania Agricola del Guayas       Delaware     100%
  Compania Agricola de Rio Tinto     Delaware     100%
  Compania Bananera Atlantica
    Limitada                         Costa Rica   100%
  Dunand et Compagnie des Bananes,
  S.A.                               France     100%

                                                              EXHIBIT 21 (cont.)
                                                              ------------------
             CHIQUITA BRANDS INTERNATIONAL, INC.

                         SUBSIDIARIES

                                                      Percent of
                                                      Voting Securities
                                      Organized        Owned by
                                      Under Laws of    Immediate Parent
                                      -------------    -----------------
  Friday Holdings, L.L.C.            Delaware    100%
   Chiquita Processed Foods, L.L.C.  Delaware    100%
  Maritrop Trading Corporation       Delaware    100%
  Progressive Produce Corporation    Ohio        100%
  Theodoredis and Sons Banana CompanyDelaware    100%
  Tela Railroad Company              Delaware    100%
Compania Mundimar, S.A.              Costa Rica  100%


  The names of approximately 300 wholly-owned subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 100 foreign subsidiaries whose immediate parents are listed above and which are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries.